Exhibit 99.1

Media Contact: Jennifer Leggio Sourcefire 650-260-4025 jleggio@sourcefire.com	Investor Contact: Staci Mortenson ICR 203-682-8273 Staci.Mortenson@icrinc.com

SOURCEFIRE ANNOUNCES SECOND QUARTER 2013 RESULTS

Second Quarter 2013:

•	Revenue: $65.1 million, an increase of 29% year-over-year
•	Adjusted Net Income: $6.6 million, or $0.20 per diluted share

COLUMBIA, Md., July 29, 2013 – Sourcefire, Inc. (Nasdaq:FIRE), a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal second quarter ended June 30, 2013.

Financial Summary

•	Total Revenue - Revenue for the second quarter of 2013 was $65.1 million compared to $50.6 million in the second quarter of 2012, an increase of 29%.

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GAAP Net Income - Net income was $2.2 million for the second quarter of 2013, or $0.07 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $1.1 million, or $0.04 per diluted share, in the second quarter of 2012.

•

Adjusted Net Income - Adjusted net income for the second quarter of 2013, which excludes stock-based compensation expense and amortization of acquired intangible assets and includes an assumed tax rate of 35%, was $6.6 million, or $0.20 per diluted share. This compares to adjusted net income of $4.9 million, or $0.16 per diluted share, for the second quarter of 2012, which excludes stock-based compensation expense, amortization of acquired intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%.

•

Cash and Cash Flow - As of June 30, 2013, the Company’s cash, cash equivalents and investments totaled $237.4 million. For the second quarter of 2013, net cash provided by operating activities was $5.9 million and the Company generated free cash flow of $2.5 million.

Recent Company Highlights

Revenue

•	Increased U.S. commercial revenue to $32.1 million, up 16% over 2Q12.

•	Increased international revenue to $19.9 million, up 35% over 2Q12.

•	Increased U.S. federal sector revenue to $13.1 million, up 57% over 2Q12.

Innovation & Recognition

•

Introduced innovative malware trajectory capabilities across the Advanced Malware Protection portfolio, giving customers detailed visibility into malware attack activity and enabling them to detect, remediate and control malware outbreaks. With these additions, Sourcefire Advanced Malware Protection solutions are the only offerings that add a continuous capability to its malware blocking, going beyond point-in-time detection to confirm an infection, trace its path, analyze its behavior, remediate its targets and report on its impact regardless of when a file is determined to be malware.

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Announced enhancements to the FirePOWER™ security platform, including the 7000 and 8000 series appliances, as well as updates to the Next-Generation Intrusion Prevention Systems (NGIPS) and Next-Generation Firewall (NGFW) solutions. With these new features, Sourcefire offers customers increased flexibility and scalability to help ensure leading protection for any environment.

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Based on its recent analysis of the intrusion prevention systems (IPS) market, Frost & Sullivan recognized Sourcefire with the 2013 Global Frost & Sullivan Award for Product Leadership. Sourcefire’s dedication to understanding, detecting, and blocking the most advanced enterprise network threats has enabled its Next-Generation IPS (NGIPS) solution to stand out from the competition. In addition, Sourcefire was recognized for providing exceptional customer value in terms of deployment flexibility, adaptability, and performance.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Sourcefire considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP adjusted net income, adjusted net income per share, adjusted income from operations, adjusted income from operations as a percentage of revenue and free cash flow.

Sourcefire uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. The Company also uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. Sourcefire believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to evaluate the Company’s operating and financial performance and trends in its business, consistent with how management evaluates such performance and trends. The Company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although Sourcefire’s non-GAAP financial measures are specific to it and the non-GAAP financial measures of other companies may not be calculated in the same manner.

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of its business, Sourcefire excludes certain charges and credits that are required by GAAP. These non-GAAP measures exclude (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For

2013, we expect non-GAAP results to be adjusted to reflect the effect of an assumed tax rate of 35%. This adjustment is intended to normalize the tax rate and provide a tax rate that approximates the Company’s expected long-term GAAP tax rate.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize security risks to their dynamic networks, endpoints, mobile devices and virtual environments. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire’s threat-centric approach provides customers with Agile Security® that delivers protection Before, During and After™ an attack. Trusted for more than 10 years, Sourcefire has earned a reputation for innovation, consistent security effectiveness and world-class research all focused on detecting, understanding and stopping threats. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, Agile Security and the Agile Security logo, ‘Before, During, and After,’ ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the second quarter of 2013 and expectations of future growth.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

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Sourcefire, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Products	$38,088	$29,794	$68,880	$55,487
Technical support and professional services	26,964	20,804	52,336	41,413

Total revenue	65,052	50,598	121,216	96,900

Cost of revenue:
Products	10,891	8,682	20,917	17,171
Technical support and professional services	3,578	2,837	6,776	5,270

Total cost of revenue	14,469	11,519	27,693	22,441

Gross profit	50,583	39,079	93,523	74,459

Operating expenses:
Research and development	12,255	10,661	23,450	20,089
Sales and marketing	25,792	19,764	50,902	38,968
General and administrative	8,138	5,911	14,542	11,355
Depreciation and amortization	1,660	1,133	3,263	2,317

Total operating expenses	47,845	37,469	92,157	72,729

Income from operations	2,738	1,610	1,366	1,730
Other income (expense), net	(149)	11	(190)	8

Income before income taxes	2,589	1,621	1,176	1,738
Provision (benefit) for income taxes	372	508	(1,015)	558

Net income	$2,217	$1,113	$2,191	$1,180

Net income per share – basic	$0.07	$0.04	$0.07	$0.04
Net income per share – diluted	$0.07	$0.04	$0.07	$0.04

Weighted average shares outstanding used in computing per share amounts:
Basic	31,314,224	29,714,500	30,983,817	29,470,671
Diluted	32,129,720	30,961,421	31,892,619	30,669,716

Stock-based compensation expense for the three and six months ended June 30, 2013 and 2012 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$152	$93	$309	$171
Cost of revenue (services)	305	211	564	377

Stock-based comp expense included in cost of revenue	457	304	873	548

Research and development	1,758	1,184	3,328	2,156
Sales and marketing	3,176	2,137	6,144	3,883
General and administrative	1,803	1,244	3,156	2,389

Stock-based comp expense included in operating expenses	6,737	4,565	12,628	8,428

Total stock-based compensation expense	$7,194	$4,869	$13,501	$8,976

Sourcefire, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$128,720	$96,178
Investments	108,729	107,777
Accounts receivable, net	71,092	77,426
Inventory	7,107	6,880
Deferred tax assets	24,027	13,023
Prepaid expenses and other current assets	10,438	9,043
Property and equipment, net	16,666	15,438
Goodwill	15,000	15,000
Intangible assets, net	3,773	4,456
Other long-term assets	18,570	19,453

Total assets	$404,122	$364,674

Liabilities
Accounts payable and accrued expenses	$28,872	$27,783
Deferred revenue	94,073	90,241
Other liabilities	2,252	1,524

Total liabilities	125,197	119,548

Stockholders’ Equity
Common stock	31	30
Additional paid-in capital	287,775	255,610
Accumulated deficit	(8,331)	(10,522)
Accumulated other comprehensive income (loss)	(550)	8

Total stockholders’ equity	278,925	245,126

Total liabilities and stockholders’ equity	$404,122	$364,674

Sourcefire, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$2,217	$1,113	$2,191	$1,180
Adjustments to reconcile net income to net cash provided by operating activities	3,643	1,521	19,548	21,131

Net cash provided by operating activities	5,860	2,634	21,739	22,311
Net cash used in investing activities	(4,768)	(7,573)	(7,862)	(13,109)
Net cash provided by financing activities	2,853	5,087	18,665	8,928

Net increase in cash and cash equivalents	3,945	148	32,542	18,130
Cash and cash equivalents at beginning of period	124,775	77,389	96,178	59,407

Cash and cash equivalents at end of period	$128,720	$77,537	$128,720	$77,537

Sourcefire, Inc.

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income from operations	$2,738	$1,610	$1,366	$1,730
Amortization of acquisition-related intangible assets	342	342	684	684
Other acquisition-related expenses*	—	769	—	1,436
Stock-based compensation expense	7,194	4,869	13,501	8,976

Adjusted income from operations	$10,274	$7,590	$15,551	$12,826

Adjusted income from operations as % of total revenue	15.8%	15.0%	12.8%	13.2%

Reconciliation of adjusted net income:
GAAP net income	$2,217	$1,113	$2,191	$1,180
Stock-based compensation expense	7,194	4,869	13,501	8,976
Amortization of acquisition-related intangible assets	342	342	684	684
Other acquisition-related expenses*	—	769	—	1,436
Tax credit for research and experimentation	(601)	—	(2,064)	—
Income tax adjustment**	(2,571)	(2,152)	(4,327)	(3,934)

Adjusted net income	$6,581	$4,941	$9,985	$8,342

Adjusted net income per share – basic	$0.21	$0.17	$0.32	$0.28
Adjusted net income per share – diluted	$0.20	$0.16	$0.31	$0.27

Weighted average number of shares – basic	31,314,224	29,714,500	30,983,817	29,470,671
Weighted average number of shares – diluted	32,129,720	30,961,421	31,892,619	30,669,716

*	Includes the accrual of retention obligations related to the hiring of former Immunet employees.

**	Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an estimated tax rate of 35%.

Reconciliation of net cash provided by operating activities to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by operating activities	$5,860	$2,634	$21,739	$22,311
Purchase of property and equipment	(3,371)	(1,534)	(4,606)	(4,076)

Free cash flow	$2,489	$1,100	$17,133	$18,235

Sourcefire, Inc.

Supplemental Operating Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Number of deals in excess of $500,000	28	13	41	25
Number of deals in excess of $100,000	120	83	206	162
Number of new customers	126	98	225	182
Percentage of channel-influenced deals	39%	43%	45%	47%
Percentage of install base on FirePOWER	38%	15%
Total channel partners	814	691
Number of full-time employees at end of period	674	519

Revenue Composition by Geography:
United States	69%	71%	67%	69%
International	31%	29%	33%	31%

Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	42%	41%	41%	38%
New customer product revenue	16%	18%	16%	20%
Services revenue	42%	41%	43%	42%

Total	100%	100%	100%	100%